BOSTON CAPITAL TAX CREDIT FUND IV L.P.

              _______________________________________


                   CERTIFICATION AND AGREEMENT
                               for
                     ESCHER SRO PROJECT, L.P.

             _______________________________________



	CERTIFICATION AND AGREEMENT made as of September __, 1997 by ESCHER SRO PROJECT, L.P., a Massachusetts limited partnership
(the "Operating Partnership"); Balanced Housing Development
Corp., as General Partner (the "General Partner") for the benefit of BOSTON CAPITAL TAX CREDIT FUND IV L.P. (Series 26), a Delaware limited partnership (the "Investment Partner"), BCTC 94, INC., a Delaware corporation (the "Special Limited Partner") and
Hinckley, Allen & Snyder and certain other persons or entities described herein. The Investment Partner and the Special Limited Partner shall hereinafter be referred to as the "Limited
Partners."

	WHEREAS, the Operating Partnership proposes to admit the Limited Partners as members thereof pursuant to a Restated Agreement and Certificate of Limited Partnership of the Operating partnership and proposed to confirm the Limited Partners, the withdrawal of the Initial Limited Partner and amend the terms of the Operating Partnership pursuant to the Amended and Restated Partnership Agreement of Limited Partnership of the Operating Partnership dated as of September __, 1997 (the "Partnership Agreement"), in accordance with which the Special Limited Partner will make a capital contribution of $10 to the Operating Partnership and the Investment Partner will make certain capital contributions to the Operating Partnership.

	WHEREAS, the Limited Partners have relied upon certain information and representations described herein in evaluating the merits of investment by the Limited Partners in the Operating
Partnership;

	WHEREAS, Hinckley, Allen & Snyder, as counsel for the
Limited Partners will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction; and

	WHEREAS, Brach, Eichler, Rosenberg, Silver, Bernstein, Hammer & Gladstone, A Professional Corporation , as counsel for the Operating Partnership and the General Partner, will rely on such information and representations in connection with its delivery of certain opinions with respect to this transaction.

	NOW, THEREFORE, to induce the Limited Partners to enter into the Partnership Agreement and confirm their interest in the Operating Partnership and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership and the General Partner hereby agree as follows for the benefit of the Limited Partners and Hinckley, Allen & Snyder and certain other persons hereinafter described.

1.	Representations, Warranties and Covenants of the Operating
Partnership and the General Partners.

	The Operating Partnership and the General Partner jointly and severally represent, warrant and certify to the Limited
Partners and Hinckley, Allen & Snyder that, with respect to the Operating Partnership, as of the date hereof:

	1.01	The Operating Partnership is duly organized and in good
standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own
Escher Street SRO (the "Project") and conduct its business; the Operating Partnership and the General Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership or the General Partner has been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or the General
Partner is bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership, the General
Partner any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership and the General Partner enforceable against each of them in accordance with its terms.

	1.02	All factual information, including without limitation
the information set forth in Exhibit A hereto, provided to the Limited Partners or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The General Partner has also delivered to the Limited Partners or their affiliates all documents and other information which has been requested by such parties. Since the date of the financial statements for the General Partner previously delivered, there has been no material adverse change in the financial position of said General Partner.
The estimates of occupancy rates, operating expenses and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the General Partner.

	1.03	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the General Partner and as to any of their affiliates, any of their predecessors and their affiliates' predecessors, any of their directors, officers, general partners and/or beneficial owners of ten per cent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

	1.04	Each of the representations and warranties contained in
the Partnership Agreement is true and correct as of the date hereof.

	1.05	Each of the covenants and agreements of the Operating
Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	1.06	All conditions to admission of the Limited Partners as
members of the Operating Partnership contained in the Partnership
Agreement have been satisfied.

	1.07	No default has occurred and is continuing under the
Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Operating
Partnership.

	1.08	The General Partner agrees to take all actions
necessary to claim the Projected Credit, including, without limitation, satisfying the conditions to the Carryover Allocation Agreement with the Agency dated as of December 5, 1995 (the "Carryover Allocation Agreement"), placing the Project in service no later than December 31, 1997, filing of Forms 8609 with the Internal Revenue Service, incurring the requisite threshold amount of rehabilitation expenses consisting of the greater of
(i) $3,000 per unit or (ii) 10% of the adjusted basis in the project as of the first day of the twenty-four month period ending or projected to end on December 31, 1997 and providing to Boston Capital an accountant's certification as to items (i) and
(ii) herein.

	1.09	No person or entity other than the Operating
Partnership holds any equity interest in the Project.

	1.10	The Operating Partnership has the sole responsibility
to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Project.

	1.11	The Operating Partnership, except to the extent it is
protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Project is destroyed or condemned or there is a diminution in the value of the Project.

	1.12	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Project.

	1.13	The General Partner is not related in any manner to the
Limited Partners, nor is the General Partner acting as an agent of the Limited Partners.

	1.14	To the best of the undersigned's current knowledge
after due inquiry, and except as expressly disclosed to the Limited Partners of which the Limited Partners have actual knowledge, the Project does not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Project is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Project except for those conditions expressly disclosed to the Limited Partners and of which the Limited Partners have actual knowledge nor is the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the General Partner has received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Project or of any violation of any local, state or federal law or regulation with respect to the Project except for those notices expressly disclosed to the Limited Partners of which the Limited Partners have actual knowledge.

	1.15	At the time of completion of rehabilitation of the
Project, the Project will not contain in a level above that deemed safe by all applicable governmental agencies, any substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenals (PCBs), and radon; the Project is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Project nor will the Operating Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Toxic Substance Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or Occupational Safety and Health Act shall be present or continuing. Neither the Operating Partnership nor the General Partner shall be in receipt of any notice from any source whatsoever of the existence of any such hazardous condition relating to the Project or of any violation of any local, state or federal law or regulation with respect to the Project which such hazardous condition or violation has not been cured.

	1.16	To the best of the undersigned's belief, based on the
undersigned's current knowledge of property values in the area where the Project is located, and based upon the level of permanent debt financing for the Project reflect in Exhibit A, and that certain Appraisal of the Project prepared by National Westminster Bank, NJ dated as of February 27, 1996, the fair market value of the Operating Partnership's building(s) as of the closing date, taking into account value attributable to a reservation of low income housing tax credits and/or below market financing, as well as the use restrictions imposed on the Project, will be greater than the total amount of the Operating Partnership's liabilities, including accrued interest on such liabilities as of the Closing Date.

	1.17	The General Partner of the Operating Partnership is not
a tax-exempt entity.

	1.18	If any shareholder or other affiliate of the General
Partner is a tax-exempt entity and the General Partner is a "controlled entity" in relation to such tax-exempt entity, a timely election will be made under Code Section 168(h)(6)(F) so that no portion of the Project will be treated as "tax exempt use property" as defined in Code Section 168(h).

	1.19	All representations made by the General Partner in the
Partnership Agreement are incorporated herein by reference and are confirmed.

	1.20	There is a reasonable expectation that the Operating
Partnership will be able to repay, as due, the principal and interest on the projected loans to the Operating Partnership based on the projected value of the Operating Partnership's property and building(s) and the projection of income and expenses reflected in the pro-forma attached as Exhibit A-1.

	1.21	An Extended Use Commitment (as defined in the
Partnership Agreement) within the meaning of Code Section 42(h)(6) will be in effect with respect to the building(s) not later than the end of the taxable year in which any credit is taken with respect to any building.

	1.22	As of December 5, 1995, the date of the Carryover
Allocation Agreement, and as of the date hereof, the Project was and is located in a qualified census tract which qualifies the Project for the 130% basis boost pursuant to Code Section 42.
The Project meets all other requirements for satisfying the 130% basis boost, and any HOME funding being loaned to the Partnership bears interest at no less than the "applicable federal rate" so that it does not meet the definition of a "below market federal loan" under Code Section 42 and will therefore not prohibit the Partnership from taking advantage of the 130% basis boost.

	1.23	The amounts payable in development and property
management fees to Balanced Housing Development Corp. and Emet Property Management Company, respectively, are fair in light of the value and magnitude of the services rendered in consideration for such fees, and the services performed in consideration for the development fees relate solely to the acquisition or construction of the Project.

	1.24	For any building(s) not placed in service prior to
December 31, 1995, (i) the Operating Partnership's basis in such building (including its respective lot) as of the close of 1995 was at least 10% of the Operating Partnership's reasonably expected basis in such building as of the close of calendar year 1997 and (ii) the Operating Partnership entered into a Carryover Allocation Agreement with the Agency dated as of December 5, 1995.

	1.25	The Operating Partnership shall elect to defer the
start of the Credit Period pursuant to Code Section 42(f) until 1998 and include in eligible basis those additional rehabilitation expenses incurred in the first year of the Credit
Period.

	1.26	Each of the representations made by the General Partner
in the Conditional Reservation of Low Income Housing Tax Credits between the Agency and the Operating Partnership dated as of June
26, 1995 (the "Credit Reservation Agreement") and the Carryover
Allocation Agreement is true and correct as of the date hereof.

	1.27	Each of the covenants, agreements, and conditions
contained in the Credit Reservation Agreement and the Carryover Allocation Agreement has been duly performed or satisfied by the Operating Partnership or its General Partner, as applicable, to the extent that performance of any such covenant or agreement or satisfaction of any condition is required on or prior to the date hereof, and the General Partner has no reason to believe that the covenants, agreements, and conditions of such Credit Reservation Agreement and the Carryover Agreement required to be performed or satisfied after the date hereof will not be performed or satisfied in a timely manner.

	1.28	The General Partner has not received from the Agency
any notice of default or of withdrawal or cancellation of the Tax Credit reservation or allocation to the Operating Partnership as described in the Credit Reservation Agreement and the Carryover Allocation Agreement.

	1.29	The General Partner will undertake any and all actions
necessary under the Code and the regulations promulgated thereunder, including any future amendments to such regulations, to ensure that the Partnership will be classified as a partnership for federal income tax purposes. The General Partner will file or cause to be filed any elections that may be required
(but only if required) under the Code and the regulations promulgated thereunder, including any future amendments to such regulations, in order to ensure that the Partnership will be classified as a partnership for federal income tax purposes. The General Partner will not change its classification status or election without the consent of BCTC 94, Inc.

	1.30	The General Partner and any entity that is related to
such General Partner, or to the Operating Partnership and that receives a fee from the Operating Partnership, directly or indirectly, is on the cash-basis method of accounting for tax purposes.

	1.31	Balanced Housing Development Corp. is the developer of
the Project pursuant to the Development Agreement by and between the Operating Partnership and Balanced Housing Development Corp.
dated as of September __, 1997 (the "Development Agreement"), and is on a cash-basis method of accounting for tax purposes.

	1.32	The General Partner will be actively involved in the
management and operation of the Operating Partnership, will devote substantial and continuing attention to the activities of the Operating Partnership, and will provide substantial services to the Operating Partnership.

	1.33	The development and leasing activity in which the
Operating Partnership will engage will not contain any material personal or recreational benefit for the members of the Operating
Partnership.

	1.34	The Operating Partnership will keep active records and
carry out the proposed activity in a manner consistent with profitable businesses in the same activity.

	1.35	The Operating Partnership will have an objective to
carry on business for profit and divide the gains therefrom.

	1.36	The Operating Partnership may earn a profit, including
profit from appreciation in the value of the Project.

	1.37	The Mortgage Loans and all other debt financing of the
Project requires the noncontingent repayment of principal on or before a fixed maturity date, and will be considered and treated as a loans by Lenders.

	1.38	None of the Operating Partnership's Lenders is a party
from whom the Operating Partnership acquired any portion of the Project, and none of the financing was issued in exchange for any portion of the Project. None of the Operating Partnership's
Lenders will receive a fee with respect to the Operating
Partnership's investment in the Apartment.

	1.39	Following is a description of any and all existing or
proposed financing of the Project that involves any direct or indirect grant or federal subsidy (including without limitation federal grants, below-market interest rate loans, and tax-exempt bonds):

a)  $419,956.00 loan from Balanced Housing Development
Corp. at the applicable federal rate of interest.
Proceeds of this loan were received by Balanced
Housing as a grant from Sovereign Bank, F.S.B. under the Federal Home Loan Bank Board AHP Program.

b) $1,590,000 loan from the City of Trenton accruing interest at nine percent (9%) per annum with a pay rate of 7.5% per annum. Loan made available under
Section 108 program.

	1.40	The Project will not receive moderate rehabilitation
assistance under Section 8(e)(2) of the United States Housing Act of 1937 other than that pursuant to the Stewart B. McKinney
Homeless Assistance Act of 1988.

	1.41	If the Project is a scattered site project within the
meaning of Code Section 42, 100% of the rental units in the Project will be rent-restricted within the meaning of Code
Section 42.

	1.42	The projects consists of 104 units, of which 100 are
SRO, or single room occupancy residential rental Units; the remaining Units are for use by the Project superintendent, the manager and the maintenance staff, and therefore considered a facility reasonably required by the Project. All residential rental Units in the Project are to be of equal quality and all Project amenities are to be made available to all tenants on a comparable basis without separate fees.

2.	Indemnification

	2.01	The General Partner (for purposes of this Section 2.01,
an "Indemnifying Party") agrees to indemnify and hold harmless the Limited Partners (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any Indemnified Party against and from any and all claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, and expenses, of any nature whatsoever, suffered or incurred by the Investment Partner, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, except for claims, suits, actions, debts, damages, costs, charges, losses, obligations, judgments, or expenses arising from the Investment Partner's own negligence, misconduct or fraud.
For purposes of this Certification and Agreement, "Hazardous
Substances" means oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous wastes or hazardous substances, as those terms are used in the Hazardous Waste Laws;
and "Hazardous Waste Laws" means the Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, and any other federal, state or local law governing Hazardous Substances, as such laws may be amended from time to time.
	This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying Party may otherwise have.

	2.02	No Indemnifying Party shall be liable under the
indemnity agreements contained in Section 2.01 herein unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01 herein. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Parties who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof.

3.	Miscellaneous

	3.01	This Certification and Agreement is made solely for the
benefit of the Operating Partnership, the General Partner, Hinckley, Allen & Snyder and the Limited Partners (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

	3.02	This Certification and Agreement may be executed in
several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

	3.03	Terms defined in the Partnership Agreement but not
otherwise defined herein shall have the meanings given them in the Partnership Agreement.

	IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

                             Operating Partnership:

                             ESCHER SRO PROJECT, L.P.

                             By:	Balanced Housing Development
                                  Corp.,
                                	its general partner


                               By: /s/ Ronald Brown
                                  Name:  Ronald Brown
                                  Title:  President




                            EXHIBIT A

                   ESCHER SRO PROJECT, L.P.

                          FACT SHEET

 1.	Projected Sources and Uses of Funds

Sources of Funds

Perm. City Mort. Loan - BBOC                      	1,590,000.00
Balanced Housing Development Corp.	                  419,956.00
Boston Capital Loan	                                 263,170.00
Boarding House Grant	                                399,791.00
Additional City Loan (conditional loan)	             100,000.00
Deferred Development Fee Obligation 	                328,225.00
Capital Contributions:
	General Partner	                                        100.00
	Investment Partner	                               3,748,125.00
	                                               		$6,849,367.00

Application of Funds

Total Construction Cost                           	3,044,590.00
Architectural Fees	                                  131,178.00
Survey & Permits/Engineering	                         83,410.00
Land Cost or Value 	                                 525,000.00
Interest During Construction	                        500,000.00
Loan Fees & Costs	                                    32,875.00
Legal/Accounting                                    	235,968.00
Marketing/Rent Up/Start Up	                           45,000.00
Construction and Soft Costs Contingency	             100,000.00
Constr. Insurance	                                   167,989.00
Tax Credit Fees                                      	72,505.00
Environmental Consultant & Clearance 	                36,401.00
Operating Reserve	                                   200,000.00
Development Fee                                     	964,774.00

Boston Capital Loan                                 	263,170.00


Title Insurance	                                      20,933.00
Real Estate Taxes	                                    94,671.00
Appraisal Fees	                                        4,850.00

Site Security	                                        11,696.00
	                                               		$6,849,367.00

2.	Construction/Permanent Financing

	(i)	First Mortgage

A.	Lender:  The City of Trenton ("City")
B.	Mortgage Amount:  $1,590,000.00
C.	Note Date: _______ ___, 1997
D.	Interest Rate:  9%
E.	Term:  198 months

	(ii)	Second Loan

A.	Lender:  Balanced Housing Development Corp.
B.	Loan Amount:  $419,956.00
C.	Note Date:  May 31, 1995
D.	Interest Rate:  Applicable Federal Rule
E.	Term:  360 months

3	Eligible Basis:  $5,724,370.00

4.	Qualified Basis:  $7,441,681.00

5.	General Partner Capital Contribution:  $100

6.	Type of Credit:  Rehabilitation

7.	Rent-up Schedule:

	100% by April 30, 1998 	100 units

8.	Projected Credit to the Investment Partner (99.99%):

A.	$446,160.00 for 1998
B.	$594,880.00 per annum for each of the years 1999
    through 2007
C.	$148,720.00 for 2008

9.	Tax Credit Approval:

A.	Application:
1.	Date:  ___________, 1995
2.	Credit Amount Requested:  $595,000 (annual)

B.	Credit Reservation (Conditional)
1.	Date:  June 26, 1995
2.	Credit Amount Reserved:  $594,940.00 (annual)

C.	Carryover Allocation:
1.	Date:  December 5, 1995
2.	Credit Amount Allocated:  $594,940.00

D.	Credit Rate Lock-in Agreement
1.	Date:  Executed November 29, 1995, dated as of
          December 5, 1995
2.	Rate locked-in:  8.48%

E.	Form 8609
1.	Date:  Post Construction
2.	Credit Amount Allocated:

10.	Project:

A.	Name:  Escher Street SRO
B.	Address:  50 Escher Street, Trenton, New Jersey
C.	County:   Mercer
D.	Type of Project:  One Hundred-Four (104) Units Total
   with One Hundred (100) efficiency-type single-room-occupancy (SRO) units

11.	199__ _____________ Metropolitan Area (Mercer County) Median
    Income:  $__________

12.	Type of Apartments:  Singe Room Occupancy

                   Unit                     Utility        Total
     Number      Square Ft.    Basic Rent   Allowance    Monthly Rent

Single Room 100   Approx.___   $472.00         $0          $472.00


13.	Difference between rents allowed by FMHA and rents allowed
    under the Rent Restriction Test:  ____________________

14. Rental Assistance:  Stewart B. McKinney Homeless Assistance
    Act of 1988

15.	Annual Operating Expenses:  $361,262.00 (1999 first full
    year)

16.	Replacement Reserve Account:  $150/unit = $15,000.00

17.	Operating Reserve Account:  $200,000.00

18.	Amount of Annual Asset Management Fee to Boston Capital
    Communications Limited Partnership:  $7,500.00

19.	Amount of Annual Incentive Partnership Management Fee:
    $7,500.00

20.	Amount of Total Depreciable 	Basis Allocated to Personal
    Property:  $4,527,066.00

21.	Completion Date:  December 31, 1997

22.	Total Capital Contribution of Investment Partner:
    $3,748,125.00

23.	Schedule of Capital Contributions:

A.	$1,992,618.00 on latest to occur of:
   (i)  Tax Credit Set Aside,
   (ii) Initial Closing,
  (iii) Receipt by Boston Capital of acceptable commitment from City regarding City Loan restructure,
   (iv) Admission Date, or
    (v) Receipt by Boston Capital of acceptable commitment for title insurance

B.	$805,507.00 on the latest to occur of:
    (i)	75% Completion Date,
   (ii)	Receipt of updated title insurance policy,
    (v)	Compliance with due diligence recommendations,
   (vi)	Receipt of payoff letter from contractor,
  (vii)	Receipt of estoppel letter from lender, or
 (viii)	Satisfaction of all prior conditions.

C.	$400,000.00 on latest to occur of:
    (i)	Substantial Completion,
   (ii)	State Designation,
  (iii)	Cost Certificate,
   (iv)	Satisfaction of all prior conditions.

D.	$220,000.00 on the latest to occur of:
    (i)	Initial 95% Occupancy Date,
   (ii)	Final Closing,
  (iii)	Rental Achievement,
   (iv)	Satisfaction of all prior conditions.

E.	$320,000.00 on the latest to occur:
    (i)	Second Rental Achievement,
   (ii)	Satisfaction of all prior conditions.

F.	$10,000.00 on the latest to occur of:
    (i)	Receipt of tax return and audited financial,
        statements for the year in which rental
        achievement occurs, and
   (ii)	Satisfaction of all prior conditions.

24.	Fees, Special Distributions and Other Items to be paid from
    Capital Contributions

A.	 Development Fee:  $964,774.00 ($328,225.00 of which is
    a Deferred Development Fee)

B. 	Special Return of General Partner Capital	N/A

25.	Consulting Fee to Boston Capital Partners, Inc.	N/A

26.	General Partner:  Balanced Housing Development Corp.

	   Address:		66 North Hillside Avenue
				          Livingston, NJ 07039
	               Telephone Number:	(201) 597-1447

27.	Developer:  Balanced Housing Development Corp.

	   Contact Person:	Ronald Brown
	   Address:		66 North Hillside Avenue
				          Livingston, NJ 07039
	             Telephone Number:	(201) 597-1447

28.	Ownership Interests

                Tax Credit        Capital            Operating
                Allocations     Transactions         Cash Flow


General Partner:   00.01%         50.00%              80.00%

Investment Partner: 99.99%        50.00%              20.00%

Special Limited
Partner:             0.00%        0.00%                0.00%



29.	Management Agent:  Fela, Inc., d/b/a Emet Realty Management
    and Development Company, Inc.

	   Contact Person:	Ronald Brown
	   Address:		c/o Emet Realty Management and Development
              Company, Inc.
          				P.O. Box 23
          				Livingston, NJ 07039
             	Telephone Number:	(201) 597-1447

Amount of Fee:	8.5% of Total Operating Revenue with
potential increase to maximum 10% of Total Operating Revenue

30.	Builder: Allied Construction Services, II, Inc.

	Contact Person:	Brett Altman
	      Address:		115 New Street
				             Glenside, PA 19038
	     Telephone Number:	(215) 884-0500

Amount of Compensation:  Outstanding Contract sum of
$1,925,000.00 subject to additions and deductions as provided in the Contract Documents

31.	Architect:  Michael Mostoller-Fred Travisano Architects

Contact Person:	Michael Mostoller
      Address:		179 Nassua Street
			             Princeton, NJ 08540
            Telephone Number:	(609) 924-8778

	Amount of Fee:  $124,273.00

32.	Auditor:  Rothstein, Kass & Co.

Contact Person:	Stuart Bender
	     Address:		280 Corporate Center
				            85 Livingston Avenue
				            Roseland, NJ 07068-1785
	          Telephone Number:	(201) 994-6666

33.	Tax Return Preparer:  Rothstein, Kass & Co.

	     Contact Person:	Stuart Bender
	            Address:	280 Corporate Center
				                  85 Livingston Avenue
                  				Roseland, NJ 07068-1785
          	Telephone Number:	(201) 994-6666

34.	Federal Taxpayer ID Number for Escher SRO Project,
    L.P.: 22- 320658

	Federal Taxpayer ID Number for Balanced Housing Development
 Corp.: 22-2925408

35.	State Housing Credit Agency:  New Jersey Housing and
    Mortgage Finance Agency

36.	State Housing Agency LIHTC Number: 304

37.	Operating Deficit Guaranty  	The General Partner shall have
    an unlimited operating deficit guarantee; additionally the General Partner shall provide funds as necessary to pay
    Operating Deficits; but in the event that such loans are not made, the Operating Partnership shall utilize amounts otherwise payable to the Developer as installments of the Development Fee, as applicable.

38.	Guarantor(s):  Ronald Brown guarantees all obligations and
    duties of the General Partner as set forth on that certain
    Guaranty dated as of the date hereof.

cc:	Boston Capital Communications Limited Partnership Accounting
Department



                            Exhibit B
                Certificate of Operating Partnership
                       and General Partner
                   Re: Lack of Disqualifications

The Operating Partnership and its General Partner (as identified on the Amended and Restated Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that none of (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership), (iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership), (v) any General Partner, manager, officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) the officer, director, principal, promoter or general partner of any General Partner or Manager, (vii) any beneficial owner of ten percent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership(meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the Operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten percent or more of any class of securities of the Operating Partnership or ten percent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

(1)	Has filed a registration statement which is the subject of
any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;

(2)	Has been convicted of or pleaded nolo contendere to a
misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity (which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

(3)	Is subject to (a) any administrative order, judgment or
decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal Service, or to (b) any administrative order or judgment, arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit, theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

(4)	Is subject to any pending proceeding in any jurisdiction
relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

(5)	Is subject to any order, judgment or decree of any court or
regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or en joins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code;

(6)	Is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

(7)	Has, in any application for registration or in any report
required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

(8)	Has willfully violated any provision of the Securities Act
of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Operating Partnership Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

(9)	Has willfully aided, abetted, counseled, commanded, induced
or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection (8) hereof;

(10)	Has failed reasonably to supervise his agents, if he is a
broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection (8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

(11)	Is subject to a currently effective state administrative
order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

(12)	Is insolvent, either in the sense that his liabilities
exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

(13)	Is selling or has sold, or is offering or has offered for
sale, in any state securities through any unregistered agent required to be registered under the New Jersey Securities Law, as amended (the "New Jersey Act") or for any broker-dealer or issuer with knowledge that such broker- dealer or issuer had not or has not complied with the New Jersey Act. If the Operating Partnership is subject to the requirements of Section 12, 14 or 15(d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).